ASSET PURCHASE AGREEMENT
                                     AMONG
                             SFX BROADCASTING, INC.
                                   KIRO, INC.
                                      AND
                           BONNEVILLE HOLDING COMPANY

                              DATED:  MAY 1, 1996







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                             ASSET PURCHASE AGREEMENT

         THIS ASSET PURCHASE AGREEMENT ("Agreement") is dated as of May 1, 1996, and is among SFX Broadcasting, Inc., a Delaware corporation having its principal office in New York, New York ("Seller"), KIRO, Inc., a Washington corporation having its principal office in Seattle, Washington ("KIRO"), and Bonneville Holding Company, a Utah corporation having its principal office in Salt Lake City, Utah ("BHC"; KIRO and BHC are collectively referred to herein as "Buyers").

                  1. On November 15, 1995, Seller entered into an agreement (the "Liberty Stock Purchase Agreement") pursuant to which Seller has agreed to purchase all of the issued and outstanding stock of Liberty Broadcasting, Incorporated ("LBI").

                  2. Liberty Broadcasting of Maryland II Incorporated ("Liberty-MD II") is an indirect, wholly-owned subsidiary of LBI.

                  3. WXTR, Inc. is a wholly-owned subsidiary of Liberty-MD II and the licensee of radio station WXTR-FM ("WXTR") in Waldorf, Maryland. The licenses, permits and other authorizations issued by the Federal Communications Commission (the "FCC") relating to WXTR are set forth on Schedule 3.6 hereto and hereinafter shall be referred to as the "WXTR FCC Authorizations."

                  4. Liberty-MD II owns substantially all of the assets of WXTR other than the WXTR FCC Authorizations and operates WXTR.

                  5. Musical Heights, Inc. ("MHI") is also a wholly-owned subsidiary of Liberty-MD II. MHI is the licensee of and owns and operates radio stations WXVR(FM) ("WXVR") in Frederick, Maryland and WQSI(AM) ("WQSI") in Braddock Heights, Maryland (WXTR, WXVR and WQSI are collectively referred to herein as the "Stations"). The licenses, permits and other authorizations issued by the FCC relating to WXVR are set forth on Schedule 3.6 hereto and hereinafter shall be referred to as the

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"WXVR FCC Authorizations," and the licenses, permits and other authorizations issued by the FCC relating to WQSI are set forth on Schedule
3.6 hereto and hereinafter shall be referred to as the "WQSI FCC
Authorizations" (the WXTR FCC Authorizations, the WXVR FCC Authorizations and the WQSI FCC Authorizations are collectively referred to herein as the "Stations' FCC Authorizations"). MHI owns substantially all of the assets of WXVR and WQSI, including the WXVR FCC Authorizations and the WQSI FCC Authorizations.

                  6. Upon closing of the Liberty Stock Purchase Agreement, Seller desires to cause Liberty-MD II, WXTR, Inc. and MHI (Liberty-MD II, WXTR, Inc. and MHI are collectively referred to herein as the "Subsidiaries") to sell and Buyers desire to purchase all of the assets used in the operations of the Stations or associated with the businesses of the Stations.

                  7. As soon as practicable, Seller and KIRO shall negotiate a mutually acceptable local marketing agreement (the "LMA") pursuant to which KIRO will (i) purchase airtime on the Stations for the broadcast of programs produced, owned or acquired by KIRO and (ii) sell advertising time related to such programs, and the Stations will air such programs and advertising, subject to the terms of the LMA.

                  8. Based upon the representations and warranties made by each party to this Agreement, the parties have agreed to consummate the sale of the assets relating to the Stations in accordance with the terms contained herein.

         ARTICLE I. TRANSFER OF ASSETS AND TERMS OF PAYMENT

         1.1 TRANSFER OF ASSETS. Upon the terms and subject to the conditions of this Agreement, on the Closing Date (as defined in Section 2.1 below) Seller will cause the Subsidiaries to grant, sell,



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assign, transfer, convey or cause to be conveyed, and deliver to Buyers, and
Buyers will purchase and accept from Subsidiaries, all of their right, title and interest in and to all of the assets and properties of the Subsidiaries, tangible and intangible, real, personal and mixed, of every kind and description used by the Subsidiaries in connection with the business and operations of the Stations as a going concern (all such assets being referred to herein as the "Assets"), but excluding the Excluded Assets described in Section 1.2 below. The Stations' FCC Authorizations and related items described in Section 1.1(a) below shall be assigned and transferred to BHC. All other items comprising the Assets shall be assigned and transferred to KIRO. The Assets include, but are not limited to, the following:

                  (A) LICENSES AND AUTHORIZATIONS. The Stations' FCC Authorizations, all applications therefor, any renewals, extensions or modifications thereof made between the date of this Agreement and the Closing Date, and the call signs for "WXTR-FM", "WXVR(FM)" and "WQSI(AM)."

                  (B) TANGIBLE PERSONAL PROPERTY. All equipment, vehicles, furniture, fixtures, office materials and supplies, inventories, spare parts, programs, programming material, record, tape and disc libraries and other tangible personal property of every kind and description used in connection with the business and operations of the Stations, and any additions, improvements, replacements and alterations thereto made between the date of this Agreement and the Closing Date; provided, however, that the Assets shall not include such items of tangible personal property as are disposed of or consumed in the ordinary course of business of the Stations or with the consent of Buyers between the date of this Agreement and the Closing Date.

                  (C) REAL PROPERTY. All land, leaseholds and other interests of every kind and description in real property, buildings, towers and antennae, and improvements thereon used in the

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business and operations of the Stations, including without limitation those shown on Schedule 3.8 to this Agreement, and those acquired between the date hereof and the Closing Date.

                  (D) CONTRACTS. To the extent assignable, all contracts (other than employment agreements) relating to the business and operations of the Stations including (i) the contracts shown on Schedule 1.1(d) to this Agreement, (ii) contracts for the sale of broadcast time on the Stations that provide for payment by the customer solely on a cash basis and that are to be in effect on the Closing Date, (iii) contracts to provide airtime arising from trade deals that are currently in effect, not in breach and which in the aggregate do not exceed $20,000 in airtime to be provided thereunder and contracts to provide airtime arising from trade deals that are approved by Buyers and that are to be in effect and not in breach as of the Closing Date; and (iv) contracts with respect to the Stations entered into between the date of this Agreement and the Closing Date in the ordinary course of business and not in violation of the prohibitions contained in Section 5.1 hereof ((i), (ii), (iii)and (iv) together, the "Contracts").

                  (E) INTANGIBLE PROPERTY. All rights in and to the trademarks, trade names, service marks, patents, franchises, copyrights, including registrations and applications for registration of any of them, jingles, logos, slogans, approvals, licenses, permits, orders, certificates, variances, privileges, trade secrets and other similar intangible property and interests used in the business or operations of the Stations, including without limitation those shown on Schedule 3.9 to this Agreement and those acquired between the date hereof and the Closing Date.

                  (F) FILES AND RECORDS. Originals or, if unavailable, photocopies of all files, records, studies, data, lists, filings, general accounting records, books of account, computer

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programs and software and logs, of every kind, relating to the business or operations of the Stations, other than those specified in Section 1.2 below (the "Records").

                  (G) MANUFACTURERS' AND VENDORS' WARRANTIES. All rights under manufacturers' and vendors' warranties relating to items included in the Assets as of the date hereof, and those acquired between the date hereof and the Closing Date.

         1.2 EXCLUDED ASSETS. Notwithstanding anything to the contrary in this Agreement, the following assets relating to the business of the Stations prior to the Closing Date shall be retained by the Subsidiaries (or as otherwise indicated) and shall not be sold, assigned, transferred or conveyed to Buyers (the "Excluded Assets"):

                  (A) CORPORATE, TAX AND ACCOUNTING RECORDS. Seller's and the Subsidiaries' corporate records and originals of Seller's and the Subsidiaries' tax and accounting records.

                  (B) CASH. All cash, cash equivalents or similar type investments of Seller and the Subsidiaries.

                  (C) ACCOUNTS RECEIVABLE. All accounts receivable and trade deals receivable relating to or arising out of the operation of the Stations prior to the Closing Date.

                  (D) INSURANCE. All contracts of insurance, insurance proceeds and insurance claims made by Seller or the Subsidiaries relating to property or equipment repaired, replaced or restored by Seller or the Subsidiaries prior to the Closing.

                  (E) EMPLOYEE BENEFIT PLANS. Any employee benefit plans of Seller or the Subsidiaries.
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                  (F) CONTRACTS. Any contract for the sale of time entered
into prior to the date of this Agreement pursuant to which payment is to be received in whole or in part in services, merchandise or other non-cash considerations, except as agreed to by Buyers in Section 1.1(d).

         1.3 LIABILITIES. The Assets shall be transferred and conveyed to Buyers free and clear of all liabilities, obligations, claims, liens, security interests and encumbrances, except for (i) liens for property taxes not yet due and payable, (ii) easements and rights of way of record that are acceptable to Buyers in their reasonable discretion, (iii) liabilities and obligations arising after the Closing Date under the Contracts, and (iv) certain severance obligations owed to employees of the Subsidiaries as described in Section 10.6 (the "Assumed Liabilities"). Buyers shall assume and pay each of the Assumed Liabilities. Seller shall pay, discharge and satisfy or shall cause the Subsidiaries to pay, discharge and satisfy all liabilities and obligations arising in connection with the operation of the Stations prior to or as of the Closing Date and which are not specifically assumed by Buyers hereunder as and when such liabilities and obligations become due; provided, however, nothing in this Agreement shall prevent Seller from contesting any liability in good faith or seeking a discount thereof.


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         1.4 CONSIDERATION.

                  (a) Subject to the conditions contained in this Agreement and in consideration of the sale of the Assets, Buyers will pay to Seller or as Seller directs on the Closing Date the sum of Twenty-Five Million Dollars ($25,000,000.00) (the "Purchase Price") in the manner described in Section 1.5 below.

                  (b) Seller and Buyers will agree upon the allocation of the Purchase Price. Seller and Buyers agree (i) that such allocation will be arrived at by arm's length negotiation and will be consistent with the requirements of Section 1060 of the Internal Revenue Code of 1986, as amended, and the regulations thereunder, (ii) to jointly complete and separately file or cause the Subsidiaries to jointly complete and separately file Forms 8594 with their respective federal income tax returns for the tax year in which the Closing Date occurs, and (iii) that Seller, the Subsidiaries or Buyers will not take a position on any income, transfer or gains tax return before any governmental agency charged with the collection of any such tax or in any judicial proceeding that is in any manner inconsistent with the terms of such allocation without the written consent of the other.

         1.5 MANNER OF PAYMENT. The Purchase Price, as adjusted pursuant to
Section 1.6 below, shall be paid by Buyers in immediately available funds by wire transfer on the Closing Date.

         1.6 ADJUSTMENTS.

                  (A) CLOSING DATE AND PRIOR ISSUES. Buyers shall be entitled to all income earned and be responsible for all expenses incurred in connection with the operations and business of the Stations on and after the Closing Date. The Subsidiaries shall be entitled to all income earned and be responsible for all expenses incurred in connection with the business and operations of the Stations

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prior to the Closing Date. Pro rata allocations of income and expense, to the extent practicable, shall be calculated as of the close of business on the day preceding the Closing Date.

                  (B) TIME FOR PAYMENT. The proration and adjustments provided for in this Section 1.6, to the extent practicable, shall be made on the Closing Date. As to those prorations and adjustments not capable of being ascertained on the Closing Date, an adjustment and proration shall be made within 90 days of the Closing Date.

                  (C) DISPUTE RESOLUTIONS. In the event of any disputes between the parties as to such adjustments, the amounts not in dispute shall nonetheless be paid at the times provided in subsection (b) above, and such disputes shall be determined by an independent certified public accountant mutually acceptable to the parties whose determination shall be final, and the fees and expenses of such accountant shall be borne one-half by Seller and one-half by Buyers.

         ARTICLE II.  THE CLOSING

         2.1 TIME AND PLACE OF CLOSING. The closing (the "Closing") of the sale and purchase of the Assets shall be held in the offices of Wilkinson, Barker, Knauer & Quinn, 1735 New York Avenue, N.W., Suite 600, Washington, D.C. 20006 at 10:00 a.m. on a mutually agreed upon day within fifteen (15) days after the FCC consent to the assignment of the Stations' FCC Authorizations shall have become final as defined in Section 7.3 of this Agreement, or such other time and place as shall be mutually agreed upon by the parties (the "Closing Date"). At the Closing, each party shall execute and deliver or shall cause to be executed and delivered to the other party such instruments of conveyance or assumption as shall in form and substance be satisfactory to the other party and its counsel.


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         2.2 DELIVERIES BY SELLER. At the Closing, Seller will deliver or cause the Subsidiaries to deliver to Buyers the following, each of which shall be in form and substance reasonably satisfactory to Buyers:

                  (a) Bills of Sale and Assignments in form substantially similar to the forms attached hereto as Exhibit 2.2(a);

                  (b) Warranty Deeds in form to be mutually agreed upon by the parties;

                  (c) Consents to assignments from third parties relating to the Contracts and real property leases;

                  (d) Receipt in form substantially similar to the form attached hereto as Exhibit 2.2(d);

                  (e) Certificates of the Secretary of each of Seller and the Subsidiaries in form substantially similar to the forms attached hereto as
Exhibit 2.2(e);

                  (f) Bring Down Certificate of Seller in form substantially similar to the form attached hereto as Exhibit 2.2(f);

                  (g) Evidence satisfactory to Buyers that no financing statements are outstanding relating to the Assets in such jurisdictions as are reasonably identified by Buyers ;

                  (h) Certificates of Seller's good standing in the State of Delaware and of each of the Subsidiaries' good standing in such jurisdictions as are reasonably identified by Buyers ; and

                  (i) Such other instruments of conveyance and transfer, in form and substance reasonably satisfactory to Buyers and their counsel, as shall be reasonably necessary or appropriate to comply with the purpose and intent of this Agreement.

         2.3 DELIVERIES BY BUYERS. At the Closing, Buyers will deliver to Seller the following, each of which shall be in form and substance reasonably satisfactory to Seller:

                  (a) Purchase Price in immediately available funds, adjusted pursuant to Section 1.6;

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                  (b)      Assumption Agreement in form substantially similar to
the form attached hereto as Exhibit 2.3(b);

                  (c) Certificates of the Secretary of each of Buyers in form substantially similar to the forms attached hereto as Exhibit 2.3(c);

                  (d) Bring Down Certificate of Buyers in form substantially similar to the form attached hereto as Exhibit 2.3(d);

                  (e) Certificates of KIRO's good standing in such jurisdictions as are reasonably identified by Seller and BHC's good standing in the State of Utah; and

                  (f) Such other instruments of conveyance and transfer, in form and substance reasonably satisfactory to Seller and its counsel, as shall be reasonably necessary or appropriate to comply with the purpose and intent of this Agreement.


         ARTICLE III.  REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller represents and warrants to Buyers as follows:

         3.1 ORGANIZATION; QUALIFICATIONS. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of the Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland . The Subsidiaries have the full corporate power and authority to own and operate the Assets and to carry on the business of the Stations as such operations are now being conducted.

         3.2 AUTHORITY RELATIVE TO THIS AGREEMENT. Seller has the full power, authority and legal right to execute and deliver this Agreement and to consummate, and to cause the Subsidiaries to consummate, the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Seller and will be duly and validly authorized by all necessary corporate action on the part of the Subsidiaries upon consummation of the Liberty Stock

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Purchase Agreement. This Agreement has been duly and validly executed and delivered by Seller and constitutes a legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar law affecting the rights of creditors generally, and equitable principles.

         3.3 FINANCIAL STATEMENTS. Seller has furnished to Buyers the Stations' income statements for the fiscal years ending December 31, 1993, December 31, 1994 and December 31, 1995, along with the related balance sheets for these same periods (the "Financial Schedules"). December 31, 1995 is the "Balance Sheet Date." The Financial Schedules have been prepared from and are in accordance with the books and records regularly maintained by Subsidiaries with respect to the Stations. No material adjustments to the Financial Schedules are required for a fair and accurate presentation of the results of the Stations' operations.

         3.4 BUSINESS SINCE THE BALANCE SHEET DATE. Since the Balance Sheet Date, the business of the Stations has been conducted in the ordinary course of business and in substantially the same manner as it was before the Balance Sheet Date. Since the Balance Sheet Date, there have been no material adverse changes in the business, condition (financial or otherwise) or results of the Stations' operations.

         3.5 NO DEFAULTS. The execution, delivery and performance of this Agreement by Seller will not (a) conflict with any provision of the Articles of Incorporation or bylaws of Seller or the Subsidiaries (b) result in a default (or give rise to any right of termination, cancellation or acceleration) under or conflict with any of the terms, conditions or provisions, other than assignability, of any material contract, note, bond, mortgage or other material instrument or obligation to which Seller or any of the Subsidiaries is a party,
(c) in any material respect violate
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any law, statute, rule, regulation, order, injunction or decree of any federal, state or local governmental authority or agency applicable to Seller or the Subsidiaries, or (d) result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever on any of the Assets.

         3.6 LICENSES. As of the date of this Agreement, WXTR, Inc. is the holder of the WXTR FCC Authorizations and MHI is the holder of the WXVR FCC Authorizations and the WQSI FCC Authorizations. Seller has delivered to Buyers true and complete copies of the Stations' FCC Authorizations. All of the Stations' FCC Authorizations are set forth on Schedule 3.6 and, except as disclosed on Schedule 3.6, the Stations' FCC Authorizations are in full force and effect and are unimpaired by any act or omission of Seller or the Subsidiaries, or their officers, directors, employees or agents. There is not now pending or, to the best of Seller's knowledge, threatened any action by or before the FCC to revoke, cancel, rescind, modify or refuse to renew any of the Stations' FCC Authorizations, and there is not now pending or, to the best of Seller's knowledge, threatened, issued or outstanding by or before the FCC, any investigation, Order to Show Cause, Notice of Violation, Notice of
Apparent Liability or Notice of Forfeiture or complaint against Seller or the Subsidiaries or any of their affiliates with respect to the Stations' FCC Authorizations. In the event Seller becomes aware of any such action, or the filing or issuance of any such order, notice or complaint against Seller or any of the Subsidiaries, or Seller's learning of the threat thereof, Seller shall promptly notify Buyer of the same in writing and shall take or cause others to take all reasonable measures, at its expense, to contest in good faith or seek removal or rescission of such action, order, notice or complaint. To the best of Seller's knowledge, the Stations are operating in compliance with the Stations' FCC Authorizations, the Communications Act of 1934, as amended, and the current rules, regulations and

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policies of the FCC. To the best of Seller's knowledge, all material reports, forms and statements required to be filed by Seller or the Subsidiaries with the FCC with respect to the Stations' FCC Authorizations since the grant of the last renewal of the Stations' FCC Authorizations have been filed and are complete and accurate. Seller has no reason to believe that the Stations' FCC Authorizations will not be renewed in the ordinary course.

         3.7 CONTRACTS AND ARRANGEMENTS. Except (i) for the Contracts set forth on Schedule 1.1(d), (ii) for Contracts for the purchase or sale of goods or services entered into in the ordinary course of business of the Stations and (iii) for Contracts which are terminable on ninety (90) or fewer days' notice without penalty, neither Seller nor any of the Subsidiaries is a party to any contract which (i) is over six months in length of obligation by Seller or the Subsidiaries or (ii) involves an obligation of more than $15,000. To the best of Seller's knowledge, all of the Contracts are valid, binding and enforceable by Seller or the Subsidiaries in accordance with their respective terms. To the best of Seller's knowledge, there is no existing default, event of default or other event under such Contracts which, with or without notice or lapse of time or both, would constitute a default or any event of default under any such Contracts, except such defaults, events of default and other events which would not, individually or in the aggregate, have a material adverse effect on the business, operations or financial condition of the Stations. Seller has provided Buyers with complete copies of all of the Contracts. Except as set forth on Schedule 1.1(d), Seller or the Subsidiaries have full legal power and authority to assign their rights under the Contracts to Buyers in accordance with this Agreement, and such assignment will not materially affect the validity, enforceability and continuity of the Contracts.

         3.8 TITLE.

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                  (A) Schedule 3.8 to this Agreement sets forth a correct and complete list of all land, leaseholds and other interests of every kind and description in real property used in the business and operations of the Stations. The Subsidiaries own and have good and valid marketable fee simple title to the owned real estate as described in Schedule 3.8, and on the Closing Date such real estate will be free and clear of all security interests, mortgages, pledges, conditional sales agreements, charges, liens and encumbrances, except for easements and rights of way of record that are acceptable to Buyers in their reasonable discretion and liens for taxes not yet due and payable. Those encumbrances described above do not and will not prevent the proper transmission of the broadcast signal of any transmitting and antennae facilities located thereon.

                  (B) The leases of real property listed in Schedule 3.8 constitute valid, binding and enforceable obligations of the Subsidiaries and, to the best of Sellers' knowledge, of all other persons purported to be parties thereto and are in full force and effect. To the best of Seller's knowledge, there is no existing default, event of default or other event under such leases which, with or without notice or lapse of time or both, would constitute a default or any event of default under such leases. Seller has provided Buyers with complete copies of all such leases. Except as set forth on Schedule 3.8, Seller or the Subsidiaries have full legal power and authority to assign their rights under the leases to Buyers in accordance with this Agreement, and such assignment will not affect the validity, enforceability and continuity of the leases.

                  (C) The Subsidiaries own and have good and valid title to the tangible personal property used in the business and operations of the Stations, and on the Closing Date such personal property will be free and clear of all security interests, mortgages, pledges, conditional sales agreements, charges, liens and encumbrances.


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         3.9 INTANGIBLE PERSONAL PROPERTY. Schedule 3.9 to this Agreement sets forth a correct and complete list of all trademarks, trade names, service marks, patents, franchises and copyrights, including registrations and applications for registration of any of them, used in the business or operations of the Stations, other than the Stations' FCC Authorizations and the call signs for the Stations and other than such intellectual property the absence of which is not reasonably likely to have a material adverse effect on the business, operations or financial conditions of the Stations. Seller has not received and is not aware of any notice with respect to any alleged infringement or unlawful or improper use of any such property in connection with the operation of the Stations, other than claims which are not reasonably likely to have a material adverse effect on the business, operations or financial condition of the Stations. Seller has provided Buyers with complete copies of the registrations relating to all intellectual property set forth on
Schedule 3.9.

         3.10 LITIGATION AND COMPLIANCE WITH LAWS.

                  (a) Except as set forth on Schedule 3.10: (i) To the best of Seller's knowledge, neither Seller nor the Subsidiaries, with respect to the Stations, have been operating under or subject to, or in default with respect to, any order, writ, injunction or decree of any court or federal, state, municipal or other governmental department, commission, board, agency or instrumentality, foreign or domestic; (ii) neither Seller nor, to the best of its knowledge, any of its officers or agents, has received of become aware of any inquiry, written or oral, from any federal, state or local agency concerning any of the business or operations of the Stations during the 12-month period prior to the date of this Agreement which could be expected to have a material adverse effect on the operations of the Stations; and (iii) there is no litigation pending by or against or, to the best

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of Seller's knowledge, threatened against Seller or the Subsidiaries which materially affects any of the Assets or Seller's ability to perform in accordance with the terms of this Agreement.

                  (b) The Subsidiaries have all licenses, franchises, permits and other governmental authorizations that are legally required to enable them to operate the Stations in all material respects as conducted on the date hereof. Between the date hereof and the Closing, Seller will use all reasonable efforts to cause the Subsidiaries to maintain all such licenses, franchises, permits and other governmental authorizations as are in effect as of the date hereof. The Subsidiaries are in compliance in all material respects with all applicable federal, state and local laws, rules and regulations, including without limitation those imposing taxes.

         3.11 TAXES. Seller, and to the best of Seller's knowledge, LBI and the Subsidiaries have filed, or caused to be filed, all federal, state and local tax returns required to be filed with respect to the Stations, except where the failure to file would not have a materially adverse effect on the business of the Stations. Seller, and to the best of Seller's knowledge, LBI or the Subsidiaries have paid, or made provisions for the payment of, all taxes due for periods covered by such returns.

         3.12 ENVIRONMENT.

                  (a) To the best of Seller's knowledge, Seller and the Subsidiaries have complied in all material respects with all Environmental, Health and Safety Laws (as defined below) relating to the real property described in Schedule 3.8 hereto and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand or notice has been filed or commenced against Seller or the Subsidiaries alleging any failure so to comply. Without limiting the generality of the preceding sentence, Seller and the Subsidiaries have obtained and have been in material compliance with all of the terms and conditions of all permits, licenses and other authorizations

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which are required under, and have complied in all material respects with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables which are contained in all Environmental, Health and Safety Laws applicable to the real property described in Schedule 3.8.

                  (b) To the best of Seller's knowledge, Seller and the Subsidiaries have no liability (whether absolute or contingent) (and Seller and the Subsidiaries have not handled or disposed of any substance or condition, or owned or operated any property or facility pertaining to the real property described in Schedule 3.8 hereto in any manner that could form the basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against Seller or the Subsidiaries giving rise to any liability) for damage to the real property described in Schedule 3.8, for any illness of or personal injury to any employee or other individual, or for any reason under any Environmental, Health and Safety Law applicable to the real property described in Schedule 3.8.

                  (c) To the best of Seller's knowledge, all properties and equipment used in the business of the Stations at or on the real property described in Schedule 3.8 hereto have been free of asbestos, PCBs, methylene chloride, trichloroethylene, 1,2,-transdichloroethylene, dioxins, dibenzofurons and Extremely Hazardous Substances (as defined in Sec. 302 of the Emergency and Planning and Community Right-to-Know Act of 1986, as amended).
                  (d) "Environmental, Health and Safety Laws" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, and the Occupational
Safety and Health Act of 1970, each as amended, together with all other laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local and foreign governments (and all agencies thereof) concerning pollution or protection of the environment, public health and safety, or employee health and safety, including laws relating to emissions, discharges, releases, or threatened releases of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes into ambient air, surface, water, ground water, or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes.
                  (e) If Seller learns between the date of this Agreement and the Closing Date that Seller is in breach of the representation and warranty set forth in this Section 3.12, Seller shall begin remedial action promptly and use reasonable efforts to complete such remedial action before the Closing Date. If such remedial action is likely to cost Seller in excess of $100,000, Seller may elect not to take such remedial action. However, in such event
Buyers may require Seller to proceed to Closing and Buyers shall receive a credit of $100,000 towards the Purchase Price. If Buyers do not require Seller to close, this Agreement shall be terminated and Seller shall not have any liability to Buyers as a result of such termination.

         3.13 COMPLIANCE WITH FCC REGULATIONS. To the best of Seller's knowledge, the operation of the Stations and all of the Assets are in compliance in all material respects with (i) all applicable engineering standards required to be met under applicable FCC rules and (ii) all other applicable rules, regulations, requirements and policies of the FCC, including, but not limited to, ANSI Radiation Standards to the extent required to be met under applicable FCC rules and regulations; and there are no existing claims known to Seller to the contrary.

         3.14 BROKERS. Seller has not engaged any brokers involved in the transactions contemplated by this Agreement. There is no broker or finder or other person who would have any valid claim against Buyers for a commission or brokerage fee in connection with this Agreement or the transactions contemplated hereby as a result of any agreement, understanding or action by Seller.

         3.15 CONSENTS. Except for FCC consent to the assignment of the Stations' FCC Authorizations and the filing of premerger notification and report forms ("HSR Filing") with the Federal Trade Commission (the "FTC") and the Department of Justice (the "DOJ") pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1967, as amended, no third party or governmental consents or filings are necessary or required for Seller's performance under this Agreement.

         ARTICLE IV.  REPRESENTATIONS AND WARRANTIES OF BUYERS

         Buyers represent and warrant to Seller as follows:

         4.1 ORGANIZATION. KIRO is a corporation duly organized and validly existing under the laws of the State of Washington and is in good standing under the laws of the States of Washington and Maryland. BHC is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah.

         4.2 AUTHORITY RELATIVE TO THIS AGREEMENT. Buyers have the full power, authority and legal right to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Buyers. This Agreement has been duly and validly executed and delivered by Buyers and constitutes a legal, valid and binding obligation of Buyers enforceable against Buyers in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar law affecting the rights of creditors generally, and equitable principles.

         4.3 NO DEFAULTS. The execution, delivery and performance of this Agreement by Buyers will not (a) conflict with any provision of the Articles of Incorporation or bylaws of Buyers, (b) result in a default (or give rise to any right of termination, cancellation or acceleration) under or conflict with any of the terms, conditions or provisions, other than assignability, of any material contract, note, bond, mortgage or other material instrument or obligation to which either of Buyers is a party, or (c) in any material respect violate any law, statute, rule, regulation, order, injunction or decree of any federal, state or local governmental authority or agency applicable to Buyers.

         4.4 BROKERS. Except for Star Media, Buyers have not engaged any brokers involved in the transactions contemplated by this Agreement. KIRO shall pay all fees due to Star Media as a result of these transactions. There is no other broker or finder or other person who would have any valid claim against Seller for a commission or brokerage fee in connection with this Agreement or the transactions contemplated hereby as a result of any agreement, understanding or action by Buyers.

         4.5 QUALIFICATIONS AS A BROADCAST LICENSEE. Buyers know of no fact that would, under existing law and the existing rules, regulations and practices of the FCC, disqualify KIRO as the owner and operator of the Stations' assets, or BHC as an assignee of the Stations' FCC Authorizations. Buyers will take no action which they know or have reason to know would cause such disqualification.

         4.6 CONSENTS. Except for FCC consent to the assignment of the Stations' FCC Authorizations and the HSR Filing with the FTC and DOJ, no third party or governmental consents or filings are necessary or required for Buyers' performance under this Agreement.

         ARTICLE V.  COVENANTS OF SELLER PENDING THE CLOSING DATE

         Seller covenants and agrees that from the date hereof to and including the Closing Date:

         5.1 MAINTENANCE OF BUSINESS. Seller and the Subsidiaries shall, with respect to the Stations, continue to carry on their business in substantially the same manner as heretofore. Seller shall cause the Subsidiaries to continue to operate the Stations in accordance with the terms of the Stations' FCC Authorizations and in compliance with all applicable laws and FCC rules and regulations. Seller shall deliver to Buyers, promptly after filing by any of the Subsidiaries, copies of any reports, applications or communications with the FCC related to the Stations which are filed between the date of this Agreement and the Closing Date.

         Seller shall cause the Subsidiaries, at the Subsidiaries' expense, to maintain all machinery and equipment used in the business of the Stations in a normal state of repair and efficiency. Seller will fully perform and will cause the Subsidiaries to fully perform their obligations under all Contracts to be assigned to and assumed by Buyers.

         Seller will maintain and will cause the Subsidiaries to maintain in full force and effect through the Closing Date adequate property damage, liability and other insurance with respect to the Assets.

         Prior to the Closing Date, Seller will not and will assure that the Subsidiaries will not, without the prior written consent of Buyers:

                  5.1.1 Sell, lease or transfer or agree to sell, lease or transfer any of the Assets which have a book value in the aggregate in excess of $10,000, without replacement thereof with an asset of substantially equivalent kind, condition and value;

                  5.1.2 Adopt or modify any pension, profit-sharing or other compensation plan (except as required by law or which would not affect the level of benefits) or enter into any contract of employment or collective bargaining agreement, or permit any increase or changes in the compensation (including bonus) of any of the Stations' employees, except for regularly scheduled increases in accordance with historical practices; or

                  5.1.3 Enter into, renew, renegotiate, modify, amend or terminate any contract or commitment with respect to the Stations involving annual consideration of more than $10,000, except for time sales contracts in the ordinary course of business.
                                                        22

         5.2 GOOD WILL. Seller shall use and shall cause the Subsidiaries to use reasonable best efforts to preserve the goodwill of the Stations' suppliers, customers and others having business relations with it.

         5.3 ACCESS TO THE ASSETS. At the reasonable request of and upon reasonable notice from Buyers, Seller shall from time to time cause to be given to the officers, employees, accountants, counsel and accredited representatives of Buyers (i) full access during normal business hours to all of the Assets and (ii) all such other information concerning the Assets as Buyers may reasonably request.

         5.4 REPRESENTATIONS AND WARRANTIES. Seller shall render accurate at and as of the Closing Date the representations and warranties made by it in this Agreement. Seller shall give detailed written notice to Buyers promptly upon the occurrence of or becoming aware of the impending or threatened occurrence of any event which would cause or constitute a breach, or would have caused a breach had such event occurred or been known to Seller prior to the date hereof, of any of Seller's representations or warranties contained in this Agreement or in any Schedule hereto.

         5.5 CORPORATE ACTION. Subject to the provisions of this Agreement, Seller will take or cause to be taken all necessary corporate and other action required of it and the Subsidiaries to carry out the transactions contemplated by this Agreement.

         5.6 APPLICATION FOR COMMISSION CONSENT. As promptly as practicable after the date of this Agreement, and in no event later than fifteen (15) days after the execution of this Agreement, Seller and/or the Subsidiaries will join with Buyers to file an application or applications with the FCC requesting its written consent to the assignment of the Stations' FCC Authorizations (and any extensions or renewals thereof) to BHC. Seller will diligently take, or cooperate in the taking of, all steps that are necessary, proper or desirable to expedite the preparation of such application(s) and the prosecution of it or them to a favorable conclusion.

         5.7 CONSENTS. Seller will use its reasonable best efforts to obtain or cause to be obtained prior to the Closing Date consents to the assignment to or assumption by Buyers of all Contracts which require the consent of any third party by reason of the transactions provided for in this Agreement; provided, however, that neither Seller nor the Subsidiaries shall be required to make any payments or to incur any obligations to third parties in connection with obtaining of any such consent.

         5.8 CONFIDENTIAL INFORMATION. If for any reason the transactions contemplated in this Agreement are not consummated, Seller shall not disclose to third parties any information designated as confidential and received from Buyers or their agents in the course of investigating, negotiating and completing the transactions contemplated by this Agreement.
Nothing shall be deemed to be confidential information which:

           5.8.1 is known to Seller at the time of its disclosure to it;
           5.8.2 becomes publicly known or available other than through disclosure by Seller;
           5.8.3 is rightfully received by Seller from a third party; or
           5.8.4 is independently developed by Seller.

         5.9 CONSUMMATION OF AGREEMENT. Subject to the provisions of Section
10.3 of this Agreement, Seller shall use its reasonable best efforts to fulfill and perform all conditions and obligations on its part to be fulfilled and performed under this Agreement and to cause the transactions contemplated by this Agreement to be fully carried out.

         5.10 NOTICE OF PROCEEDINGS. As promptly as is practicable, Seller will notify Buyers in writing upon becoming aware of any order or decree or any complaint praying for an order or decree restraining or enjoining the consummation of this Agreement or the transactions contemplated hereunder, or upon receiving any notice from any governmental department, court, agency or commission of its intention to institute an investigation into, or institute a suit or proceeding to restrain or enjoin the consummation of this Agreement or such transactions, or to nullify or render ineffective this Agreement or such transactions if consummated.

         5.11 HSR FILING. As promptly as practicable after the date of this Agreement, and in no even later than twenty (20) days after the execution of this Agreement, Seller will file an HSR Filing with the FTC and the DOJ. Seller will diligently take, or cooperate in the taking of, all steps that are necessary, proper or desirable to expedite the preparation of such HSR Filing and its prosecution to a favorable conclusion.

         ARTICLE VI.   COVENANTS OF BUYERS PENDING THE CLOSING DATE

         Buyers covenant and agree that from the date hereof to and including the Closing Date:

         6.1 REPRESENTATIONS AND WARRANTIES. Buyers shall render accurate at and as of the Closing Date the representations and warranties made by them in this Agreement. Buyers shall give detailed written notice to Seller promptly upon the occurrence of or becoming aware of the impending or threatened occurrence of any event which would cause or constitute a breach, or would have caused a breach had such event occurred or been known to Buyers prior to the date hereof, of any of the representations and warranties of Buyers contained in this Agreement or in any Schedule hereto.

         6.2 CORPORATE ACTION. Subject to the provisions of this Agreement, Buyers will take all necessary corporate and other action required of them to carry out the transactions contemplated by this Agreement.

         6.3 APPLICATION FOR COMMISSION CONSENT. As promptly as practicable after the date of this Agreement, and in no event later than fifteen (15) days after the execution of this Agreement, Buyers will join with Seller to file an application or applications with the FCC requesting its written consent to the assignment of the Stations' FCC Authorizations (and any extensions or renewals thereof) to BHC. Buyers will diligently take, or cooperate in the taking of, all steps that are necessary, proper or desirable to expedite the preparation of such application(s) and the prosecution of it or them to a favorable conclusion.

         6.4 CONFIDENTIAL INFORMATION. If for any reason the transactions contemplated in this Agreement are not consummated, Buyers shall not disclose to third parties any information designated as confidential and received from Seller or its agents in the course of investigating, negotiating and completing the transactions contemplated by this Agreement. Nothing shall be deemed to be confidential information which:

            6.4.1 is known to Buyers at the time of its disclosure to it;
            6.4.2 becomes publicly known or available other than through disclosure by Buyers;
            6.4.3 is rightfully received by Buyers from a third party; or
            6.4.4 is independently developed by Buyers.

         6.5 CONSUMMATION OF AGREEMENT. Subject to the provisions of Section
10.3 of this Agreement, Buyers shall use their reasonable best efforts to fulfill and perform all conditions and
                                                        26
obligations on their part to be fulfilled and performed under this Agreement and to cause the transactions contemplated by this Agreement to be fully carried out.

         6.6 NOTICE OF PROCEEDINGS. As promptly as is practicable, Buyers will notify Seller in writing upon becoming aware of any order or decree or any complaint praying for an order or decree restraining or enjoining the consummation of this Agreement or the transactions contemplated hereunder, or upon receiving any notice from any governmental department, court, agency or commission of its intention to institute an investigation into, or institute a suit or proceeding to restrain or enjoin the consummation of this Agreement or such transactions, or to nullify or render ineffective this Agreement or such transactions if consummated.

         6.7 HSR FILING. As promptly as practicable after the date of this Agreement, and in no even later than twenty (20) days after the execution of this Agreement, Buyers will file an HSR Filing with the FTC and the DOJ. Buyers will diligently take, or cooperate in the taking of, all steps that are necessary, proper or desirable to expedite the preparation of such HSR Filing and its prosecution to a favorable conclusion; provided, however, that Buyers shall not be required to disclose financial information regarding the Corporation of the President of the Church of Jesus Christ of Latter-Day Saints in the preparation and prosecution of the HSR Filing.

         ARTICLE VII.  CONDITIONS TO THE OBLIGATIONS OF SELLER

         The obligations of Seller under this Agreement are, at its option, subject to the fulfillment of the following conditions prior to or at the Closing Date:

         7.1 REPRESENTATIONS, WARRANTIES, COVENANTS, RELATED AGREEMENT.

                  7.1.1 Each of the representations and warranties of Buyers contained in this Agreement and in any statement, certificate, schedule or other document delivered by Buyers pursuant hereto or in connection with the transactions contemplated hereby, shall have been true and accurate as of the date when made and shall be deemed to be made again on and as of the Closing Date and shall then be true and accurate;

                  7.1.2 Buyers shall have performed and complied with each and every covenant and agreement required by this Agreement to be performed or complied with by them prior to or at the Closing Date, other than the delivery by Buyers of the Purchase Price; and

                  7.1.3 Buyers shall have delivered to Seller a certificate of officers of Buyers, dated the Closing Date, certifying to the fulfillment of the conditions set forth in Sections 7.1.1 and 7.1.2 above.

         7.2 PROCEEDINGS.

                  (a) No action or proceeding shall have been instituted before any court or governmental body to restrain or prohibit, or to obtain substantial damages in respect of, the consummation of this Agreement which, in the reasonable opinion of Seller, may reasonably be expected to result in a preliminary or permanent injunction against such consummation or an award of such substantial damages; and

                  (b) None of the parties to this Agreement shall have received written notice from any governmental body of (i) its intention to institute any action or proceeding to restrain or enjoin or nullify this Agreement or the transactions contemplated hereby, or to commence any investigation (other than a routine letter of inquiry, including a routine Civil Investigative Demand) into the consummation of this Agreement or (ii) the actual commencement of such an investigation.

         In the event such a notice of intention is received or such an investigation is commenced, this Agreement may not be abandoned by Seller for a period of ninety (90) days from the date of such notice of intention or notice of commencement, but Closing shall be delayed during such period. This Agreement may be abandoned after this ninety (90)-day period if, in the reasonable opinion of Seller, there is a likely probability that an investigation will result in an action or proceeding of the type described in clause (a) of this Section 7.2.

         7.3 FCC CONSENT. The FCC shall have given its written consent to the assignment of the Stations' FCC Authorizations to BHC, without any conditions materially adverse to Seller, and such consent shall have become a Final Order. For purposes of this Agreement, FCC consents shall be deemed to have become a Final Order after they are granted and published and when the time for administrative or judicial review has expired and when the time for the filing of any protest, request for stay, petition for rehearing or appeal of such order has expired and no protest, request for stay, petition for rehearing or appeal of such order has expired and no protest, request for stay, petition for rehearing or appeal is pending. The parties may mutually agree to waive the requirement that said consent shall have become a Final Order.

         7.4 HSR APPROVAL. The waiting period relating to the HSR Filing shall have expired or shall have been terminated.

         7.5 LIBERTY STOCK PURCHASE. Seller shall have acquired all of the outstanding shares of stock of LBI pursuant to the consummation of the transactions contemplated by the Liberty Stock Purchase Agreement.

         ARTICLE VIII.  CONDITIONS TO THE OBLIGATIONS OF BUYERS

         The obligations of Buyers under this Agreement are, at their option, subject to the fulfillment of the following conditions prior to or at the Closing Date.

         8.1      REPRESENTATIONS, WARRANTIES, COVENANTS, RELATED AGREEMENT.

                  8.1.1 Each of the representations and warranties of Seller contained in this Agreement and of Seller and the Subsidiaries in any statement, deed, certificate, schedule or other document delivered pursuant to this Agreement or in connection with the transactions contemplated hereby, shall have been true and accurate as of the date when made and shall be deemed to be made again on and as of the Closing Date and shall then be true and accurate;

                  8.1.2 Seller shall have performed and complied with each and every covenant and agreement required by this Agreement to be performed or complied with by it prior to or at the Closing Date, other than the delivery to Buyers of the instruments conveying the Assets to Buyers; and

                  8.1.3 Seller shall have delivered to Buyers a certificate of an officer of Seller, dated the Closing Date, certifying to the fulfillment of the conditions set forth in Sections 8.1.1 and 8.1.2 above.

         8.2      PROCEEDINGS.
                  (a) No action or proceeding shall have been instituted before any court or governmental body to restrain or prohibit, or to obtain substantial damages in respect of, the consummation of this Agreement which, in the reasonable opinion of Buyers, may reasonably be expected to result in a preliminary or permanent injunction against such consummation or an award of such substantial damages; and
                  (b) Neither of the parties to this Agreement shall have received written notice from any governmental body of (i) its intention to institute any action or proceeding to restrain or enjoin or nullify this Agreement or the transactions contemplated hereby, or to commence any investigation (other than a routine letter of inquiry, including a routine Civil Investigative Demand) into the consummation of this Agreement, or
(ii) the actual commencement of such an investigation.

         In the event such a notice of intention is received or such an investigation is commenced, this Agreement may not be abandoned by Buyers for a period of ninety (90) days from the date of such notice of intention or notice of commencement, but the Closing shall be delayed during such period. This Agreement may be abandoned after the ninety (90)-day period if, in the reasonable opinion of Buyers, there is a likely probability that an investigation will result in an action or proceeding of the type described in clause (a) of this Section 8.2.

         8.3 FCC CONSENT. The FCC shall have given its written consent to the assignment of the Stations' FCC Authorizations to BHC, without any conditions materially adverse to Buyers, and such consents shall have become a Final Order as defined in Section 7.3 above.

         8.4 HSR APPROVAL. The waiting period relating to the HSR Filing shall have expired or shall have been terminated.

         8.5 SELLER'S LIBERTY STOCK PURCHASE. Seller shall have acquired all of the outstanding shares of stock of LBI pursuant to the consummation of the transactions contemplated by the Liberty Stock Purchase Agreement.

         8.6 DAMAGE TO THE ASSETS. The Stations shall not have on the Closing Date, or any time between the date of this Agreement and the Closing Date, suspended broadcasting at authorized power by reason of any cause or event. In such event, Buyers shall have the right to postpone the Closing Date until all of the Stations are broadcasting at authorized power. Seller shall use all reasonable efforts to effect the resumption of such broadcasting. In any event, if any of the Stations has suspended broadcasting and does not resume broadcasting at authorized power within 168 hours, Buyers at any time thereafter shall have the right, in its complete discretion, to terminate this Agreement, as its sole remedy, upon written notice to Seller. For purposes of this Section 8.6, suspending broadcasting at authorized power shall mean failure to broadcast regularly with the presently authorized power in accordance with established past practice and schedules, except for ordinary maintenance and other temporary suspension.

         8.7 THIRD PARTY CONSENTS. Seller shall have obtained any required consents to assignments from third parties relating to the real property leases.

         8.8 CONDITION OF TANGIBLE ASSETS. Buyers shall determine in their reasonable judgment that the tangible assets included in the Assets are in good operating condition and repair, ordinary wear and tear accepted.

         8.9 TITLE INSURANCE POLICY. Buyers shall obtain commitments from reputable title insurers binding such insurers to issue extended coverage ALTA title insurance policies insuring fee simple title in the owned real estate in KIRO. Such policies shall be in the amounts allocated to the owned real estate pursuant to Section 1.4(b) of this Agreement. Such policies shall contain as special exceptions only those exceptions to title contemplated by this Agreement and shall be supplemented by such endorsements as Buyers may reasonably require, including an endorsement insuring compliance of the owned real estate with all applicable zoning ordinances.

         8.10 COMPLIANCE WITH USE PERMITS. Buyers shall determine in their reasonable judgment that the real property comprising part of the Assets is being used in conformance with all applicable use permits and other government regulations relating to such real property.

         8.11 EMPLOYEES. Neither Seller nor any of the Subsidiaries is a party to any collective bargaining agreement or any other labor agreement covering or relating to any of the employees of the Stations, and neither Seller nor any of the Subsidiaries has recognized or has received a demand for recognition of any collective bargaining representative.

         ARTICLE IX.  INDEMNIFICATION

         9.1 SURVIVAL; LIMITATIONS.

                  (a) The several representations, warranties, covenants and agreements of Seller and Buyers contained in or made pursuant to this Agreement shall expire with, and be terminated by, the Closing; provided, however, that those contained in Sections 3.2, 3.5, 3.14, 4.2, 4.3, 4.4, 5.8,
6.4 and 10.12 shall survive the Closing Date without limitation as to time. Notwithstanding anything to the contrary herein, (i) Seller agrees that it shall indemnify and hold Buyers and their successors and assigns harmless from and against any and all damages, claims, losses, expenses, costs, obligations and liabilities, including without limitation liabilities for reasonable attorneys' fees and expenses, suffered directly or indirectly by Buyers by reason of, or arising out of any litigation, proceeding or claim by any third party relating to the business of the Stations prior to or on the Closing Date and (ii) Buyers agree that they shall indemnify and hold Seller and its successors and assigns harmless from and against any and all damages, claims, losses, expenses, costs, obligations and liabilities, including without limitation liabilities for reasonable attorneys' fees and expenses, suffered directly or indirectly by Seller by reason of, or arising out of any litigation, proceeding or claim by any third party relating to the business of the Stations after the Closing Date.

         ARTICLE X.  MISCELLANEOUS PROVISIONS

         10.1 RISK OF LOSS. The risk of any loss, damage or destruction to any of the Assets to be transferred to Buyers hereunder from fire or other force majeure shall be borne by Seller at all times prior to the Closing Date hereunder. Upon the occurrence of any loss or damage to any of the Assets to be transferred hereunder as a result of fire or other force majeure prior to the Closing Date, Seller shall notify Buyers of the same in writing immediately stating with particularity the extent of the loss or damage incurred, the cause thereof, if known, and the extent to which restoration, replacement and repair of the Assets lost or destroyed will be reimbursed under any insurance policy with respect thereto. In the event the loss exceeds $50,000 and the Assets cannot be substantially repaired or restored within 15 days after such loss, Buyers shall have the option to:

                  (i)      Terminate this Agreement;

                  (ii) Postpone the Closing until such time as the Assets have been completely repaired, replaced or restored; or

                  (iii) Elect to consummate the Closing and accept the Assets in their "then" condition, in which event Seller shall assign to Buyers all rights under any insurance claim covering the loss and pay over to Buyers any proceeds under any such insurance policy received by Seller with respect thereto (and Seller shall otherwise not have any responsibility to Buyers with respect to the lost or destroyed Assets).

         10.2 ENVIRONMENTAL REPORTS. Buyers may, at their election and cost, conduct audits of the real property used in or relating to the operation of the Stations. If the audits indicate that any representation or warranty made by Seller in Section 3.12 is untrue, Buyers shall disclose the results of such audits to Seller and Seller shall be required to take remedial actions only to the extent required under Section 3.12. Seller and Buyers agree that the results of any audits carried out pursuant to this Section 10.2 shall not be disclosed to any third parties, unless such disclosure is required to be made by law.

         10.3 ABANDONMENT OF AGREEMENT. This Agreement may be terminated by Seller or Buyers at any time prior to the Closing Date by the mutual consent of both parties hereto or upon the occurrence of one of the following events:

                  10.3.1 by Seller if any of the conditions provided in
Article VII hereof have not been met by the time required and have not been waived; or

                  10.3.2 by Buyers if any of the conditions provided in
Article VIII hereof have not been met by the time required and have not been waived; or

                  10.3.3 by any non-defaulting party hereto if the Closing of the transactions contemplated by this Agreement have not been fully completed by April 30, 1997.

                  No termination pursuant to this Section 10.3 shall relieve any party of liability it would otherwise have for breach of this Agreement.

         10.4 LIABILITIES UPON TERMINATION. In the event this Agreement is terminated pursuant to Section 10.3 above, no party hereto shall have any liability to any other for costs, expenses, damages, loss of anticipated profits or otherwise, unless the termination occurs because of any misrepresentation or breach of warranty by a party hereto or the failure of performance of, or compliance with, any covenant or agreement contained in this Agreement.

         10.5 EXPENSES. Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby will be paid by the party incurring such costs and expenses. Buyers, on the one hand, and Seller, on the other hand, will share


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


equally the costs and expenses (other than taxes), if any, associated with the transfer of the Assets, including any FCC filing or grant fees and any filing fees related to the HSR Filing. Seller will pay all taxes associated with the transfer of the personal property comprising part of the Assets as well as all transfer taxes or fees associated with the transfer of real property comprising part of the Assets. Buyers shall bear the cost of any environmental audit of the Assets, the cost of title insurance for the real property included in the Assets and the cost of any engineering assessment of the Assets.

         10.6 EMPLOYEES AND EMPLOYEE BENEFITS. Buyers are under no obligation to hire any employees of the Stations on the Closing Date. The parties agree, however, that KIRO shall have the right to elect which of the Stations' employees it will hire, if any. Seller and the Subsidiaries shall be responsible for the payment of all compensation (including accrued vacation and commissions) and employee benefits (excluding severance obligations) for employees of the Stations not hired by KIRO. Regarding severance obligations for such employees, Seller shall be liable for the first One Hundred Thousand Dollars ($100,000) of such severance obligations, Buyers shall be liable for the next One Hundred Thousand Dollars ($100,000) of such severance obligations and Seller shall be liable for all remaining severance obligations. Seller and the Subsidiaries shall be responsible for the compensation and employee benefits due to be paid for work for the Subsidiaries before the Closing Date for employees of the Stations who become employees of KIRO, and KIRO shall be responsible for the compensation and employee benefits due to be paid for work for KIRO on or after the Closing Date for such employees.

         10.7 FURTHER ASSURANCES. From time to time after the Closing Date, Seller will execute and will cause the Subsidiaries to execute all such instruments and take all such actions as Buyers shall


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

reasonably request in connection with carrying out and effectuating the intent and purpose hereof and all transactions and things contemplated by this Agreement, including, without limitation, the execution and delivery of any and all confirmatory and other instruments in addition to those to be delivered on the Closing Date and any and all actions which may reasonably be necessary or desirable to complete the transactions contemplated hereby.

         10.8 WAIVER OF COMPLIANCE. Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, representation, warranty, covenant, agreement or condition herein may be waived by the other party only by a written instrument signed by the party granting the waiver. Any such waiver or failure to insist upon strict compliance with a term of this Agreement shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure to comply.

         10.9 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given when delivered by hand or by facsimile transmission or mailed by registered or certified mail (return receipt requested), postage prepaid, or by a reputable overnight delivery service to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (a)  If to Seller, to:

                           SFX Broadcasting, Inc.
                           150 East 58th Street, 19th Floor
                           New York, New York  10155
                           Attn:  Howard J. Tytel
                           Fax No.:  (212) 753-3188

                  (b)      If to Buyers, to:

                           KIRO, Inc.
                           Broadcast House

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


                           55 North 300 West
                           Salt Lake City, Utah 84180
                           Attention: Bruce T. Reese
                           Fax No.:  (801) 575-5652

                           Bonneville Holding Company
                           Broadcast House
                           55 North 300 West
                           Salt Lake City, Utah 84180
                           Attention:  Robert A. Johnson, Esq.
                           Fax No.:  (801) 575-7548

         10.10 ASSIGNMENT. This Agreement and all of its terms shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. This Agreement shall not be assigned by any party hereto without the written consent of the other party.

         10.11 GOVERNING LAW. This Agreement shall be governed by, construed and enforced in accordance with the internal laws of the State of Maryland (and not the laws pertaining to conflicts or choice of law).

         10.12 BULK SALES LAW. As an inducement to Buyers to waive compliance with the provisions of any applicable bulk transfer laws, which compliance Buyers hereby waive, Seller covenants that all debts, obligations and liabilities relating to the Stations which are not expressly assumed by Buyers under this Agreement will be promptly paid and discharged by Seller as and when they become due and payable and that Seller shall satisfy all claims made by creditors with respect to noncompliance with any bulk transfer law.

         10.13 PUBLIC ANNOUNCEMENTS. No public announcement (including an announcement to employees) or press release concerning the transactions provided for herein shall be made by any party without the prior written approval of the other party, except as required by law.


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         10.14 COUNTERPARTS. This Agreement may be executed in several counterparts, and all counterparts so executed shall constitute one agreement, binding on the parties hereto, notwithstanding that all parties are not signatory to the original or same counterpart.

         10.15 ENTIRE AGREEMENT; AMENDMENTS. This Agreement, including the Exhibits and Schedules hereto and the documents delivered by Seller, the Subsidiaries and Buyers pursuant to Article II above, embody the entire agreement and understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings between the parties. This Agreement may not be amended except in writing signed by all parties.

         10.16 SPECIFIC PERFORMANCE. Each of Buyers and Seller acknowledges and agrees that the other party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of Buyers and Seller agrees that the other party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the parties and the matter, in addition to any other remedy to which it may be entitled at law or in equity.

         Seller and Buyers have caused this Agreement to be signed by their respective duly authorized officers as of the date first above written.

                                            SFX BROADCASTING, INC.

                                            BY:    /s/ Howard Tytel
                                                   -------------------------
                                            TITLE: Executive Vice President


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



                                            KIRO, INC.

                                            BY:    /s/ Bruce T. Reese
                                                   --------------------------
                                            TITLE: President

                                            BONNEVILLE HOLDING COMPANY

                                            BY:    /s/ Bruce T. Reese
                                                   --------------------------
                                            TITLE: President

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